UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2014

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TRISTATE CAPITAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Pennsylvania	001-35913	20-4929029
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Oxford Centre
301 Grant Street, Suite 2700
Pittsburgh, Pennsylvania 15219
(Address of principal executive offices)
(Zip Code)

(412) 304-0304
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 5, 2014, TriState Capital Holdings, Inc. completed its previously announced acquisition of Chartwell Investment Partners, L.P., an investment management firm with over 150 institutional clients and approximately $7.5 billion in assets under management, through a purchase under an Asset Purchase Agreement of substantially all of the assets of Chartwell for a purchase price consisting of $45 million paid in cash at closing, subject to certain customary post-closing adjustments described in the Asset Purchase Agreement, and estimated earn-out consideration of approximately $15 million to be finally determined based on the growth in profitability of Chartwell in 2014. Up to 60 percent of the earn-out may be paid in common stock of TriState Capital at its option. The foregoing summary of the Asset Purchase Agreement and the transactions contemplated by it does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Asset Purchase Agreement, which is Exhibit 2.1 to the Company's Form 10-K filed with the Securities and Exchange Commission on March 3, 2014, the terms of which Agreement are incorporated herein by reference.

On March 5, 2014, the Company announced via a press release the completion of the acquisition. A copy of the press release is attached as Exhibit 99.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2014, Michael J. Farrell notified the Board of TriState Capital Holdings, Inc. of his decision to resign as an independent director of the Company and its TriState Capital Bank subsidiary.

Mr. Farrell joined Boards of TriState Capital and TriState Capital Bank in 2011 and provided invaluable expertise and guidance as a director and audit committee chairman, particularly as the company undertook its initial public offering in 2013, completed its first annual report as a public company, and recently planned and completed its acquisition of Chartwell Investment Partners, L.P. His decision to resign did not involve any disagreement with the company, its management or its Board of Directors.

Richard B. Seidel, currently an independent director who has served on the Boards of TriState Capital and TriState Capital Bank since 2007, has been appointed as the interim chairman of the Audit Committee for both companies. The Board intends to fill the vacancy resulting from Mr. Farrell's resignation.

Item 9.01. Financial Statements and Exhibits.

(a)
Financial Statement of Business Acquired. As permitted by Item 9.01(a)(4) of Form 8-K the Company will file the financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date this Current Report was required to be filed as to Item 2.01.

(b)
Pro-Forma Financial Information. As permitted by Item 9.01(b)(2) of Form 8-K the Company will file the pro-forma financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K no later than seventy-one (71) calendar days after the date this Current Report was required to be filed as to Item 2.01.

(d)	Exhibits. The following Exhibits are filed as part of this report:

Exhibit No.	Description
99 Press release dated March 5, 2014, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRISTATE CAPITAL HOLDINGS, INC.

By	/s/ James F. Getz
James F. Getz
Chairman, President and Chief Executive Officer

Date: March 5, 2014

EXHIBIT INDEX

Exhibit No.	Description
99 Press release dated March 5, 2014, filed herewith.

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